UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 30, 2016
(Date of earliest event reported: November 30, 2016)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
The purpose of this Current Report on Form 8-K is to disclose, for purposes of Regulation FD, certain information that will be included in an investor presentation to be delivered by Revlon, Inc. (“Revlon”), the direct parent company of Revlon Consumer Products Corporation (“RCPC” and together with Revlon, the “Company”) at an investor conference scheduled to be held on November 30, 2016. Presentation materials containing such information (collectively, the “Materials”) are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein in their entirety.
The Materials contain non-GAAP financial measures. Please refer to the Appendix to the Materials for disclosures regarding those non-GAAP financial measures, including reconciliations to the most directly comparable GAAP measures.
In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the SEC and not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Forward-Looking Statements
Certain of the statements contained in the Materials constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Please see the Materials for information regarding such forward-looking statements, including meaningful cautionary statements relating thereto.
Item 9.01. Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description

99.1	Presentation Materials dated November 30, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REVLON, INC.

By: /s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: November 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials dated November 30, 2016